Exhibit 5.1

April 8, 2014

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700, LB 82

Dallas, TX 75251

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the “Company”), EXCO Services, Inc., a Delaware corporation (“EXCO Services”), EXCO Partners GP, LLC, a Delaware limited liability company (“EXCO Partners”), EXCO GP Partners Old, LP, a Delaware limited partnership (“EXCO Old”), EXCO Partners OLP GP, LLC, a Delaware limited liability company (“OLP GP”), EXCO Operating Company, LP, a Delaware limited partnership (“EXCO Operating”), EXCO Midcontinent MLP, LLC, a Delaware limited liability company (“EXCO Midcontinent”), EXCO Holding (PA), Inc., a Delaware corporation (“EXCO Holding”), EXCO Production Company (PA), LLC, a Delaware limited liability company (“EXCOPA”), EXCO Production Company (WV), LLC, a Delaware limited liability company (“EXCOWV”), EXCO Equipment Leasing, LLC, a Delaware limited liability company (“EXCO Leasing”), EXCO Resources (XA), LLC, a Delaware limited liability company (“EXCOXA”), EXCO Land Company, LLC, a Delaware limited liability company (“EXCOLC”), and EXCO Holding MLP, Inc., a Texas corporation (“EXCO Holding MLP” and, together with EXCO Services, EXCO Partners, EXCO Old, OLP GP, EXCO Operating, EXCO Midcontinent, EXCO Holding, EXCOPA, EXCOWV, EXCO Leasing, EXCOXA and EXCOLC, the “Guarantors”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to debt securities of the Company (the “Debt Securities”) and guaranties thereof (the “Guaranties” and, together with the Debt Securities, the “Securities”) by the Guarantors, which may be issued and sold from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act.

The Securities will be issued under that certain Indenture (the “Base Indenture”), dated as of September 15, 2010, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 15, 2010, by and between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as such Base Indenture will be supplemented, in connection with the issuance of the Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such Securities (a “Supplemental Indenture” and, together with the Base Indenture, an “Indenture”).

The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Limited Partnership Act (the “DLPA”), (ii) the laws of the State of Texas (including the statutory provisions and the reported judicial interpretations of the state laws of the State of Texas) and (iii) the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the state laws of the State of New York), in each case as currently in effect. The Base Indenture and the Securities are governed by the laws of the State of New York.

EXCO Resources, Inc.

April 8, 2014

In connection therewith, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following: (i) the articles or certificate of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of limited partnership and limited partnership agreement, or similar organizational documents, as applicable, of the Company and each of the Guarantors (each as has been amended to date); (ii) certain resolutions adopted by the boards of directors of the Company and the Guarantors which are corporations, the general partners of the Guarantors which are limited partnerships and the managers, members or board of directors, as applicable, of the Guarantors which are limited liability companies relating to the registration of the Securities; (iii) the Registration Statement and all exhibits thereto; (iv) the Base Indenture; and (v) such other documents and instruments as we have deemed necessary and advisable for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations and warranties and other information contained in the items we examined. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company or the Guarantors, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company, the Guarantors or governmental officials.

In connection with this opinion letter, we have assumed that: (i) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (ii) all Securities will be issued and sold in compliance with the applicable federal and state securities laws and in the manner stated in (and in amounts permitted by) the Registration Statement and any applicable prospectus supplement, including the delivery of the prospectus contained in the Registration Statement and any required prospectus supplement; (iii) no stop order of the SEC preventing or suspending the use of the prospectus contained in the Registration Statement or any required prospectus supplement will have been issued; (iv) a definitive purchase, underwriting or similar agreement (a “Purchase Agreement”) with respect to any Securities will have been duly authorized and validly executed and delivered by the Company, the Guarantors and the other parties thereto and will be enforceable obligations of the parties thereto; (v) all Securities, and any certificates in respect thereof, will be delivered in accordance with the provisions of the applicable Purchase Agreement; (vi) the boards of directors of the Company and the Guarantors which are corporations, the general partners of the Guarantors which are limited partnerships and the managers, members or board of directors, as applicable, of the Guarantors which are limited liability companies, or a duly constituted and acting pricing committee thereof, will have taken all necessary corporate action to designate and establish the terms of the Securities in accordance with the terms of the Indenture under which such Securities will be issued; (vii) the Securities will not include any provision that is unenforceable; (viii) the Indenture under which the Securities will be issued will be qualified under the Trust

EXCO Resources, Inc.

April 8, 2014

Indenture Act of 1939, as amended; (ix) the Securities complying with the terms of the Indenture under which such Securities will be issued will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; and (x) the Company and the Guarantors which are formed in Texas will continue to be formed and in existence and good standing under the laws of the State of Texas and the Guarantors which are formed in Delaware will continue to be formed and in existence and good standing under the laws of the State of Delaware.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that upon (i) due execution and delivery of a Supplemental Indenture on behalf of all parties thereto, (ii) final action by the boards of directors of the Company and Guarantors which are corporations, the general partners of Guarantors that are limited partnerships and the managers, members or board of directors, as applicable, of Guarantors which are limited liability companies, or pricing committee thereof, authorizing the issuance of the Securities in accordance with the Indenture, (iii) the Securities having been established in accordance with an Indenture and duly authenticated by the Trustee, and (iv) due execution, issuance and delivery of the Securities against payment of the consideration therefor specified in any applicable Purchase Agreement approved by the board of directors of the Company and Guarantors which are corporations, the general partners of Guarantors which are limited partnerships and the managers, members or board of directors, as applicable, of Guarantors which are limited liability companies in accordance with an applicable Indenture and such Purchase Agreement:

(a) the Debt Securities will constitute valid and legally binding obligations of the Company; and

(b) each Guarantor’s Guaranty will constitute the valid and legally binding obligation of such Guarantor as to the applicable Debt Securities.

The opinions set forth herein are subject to the effects of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (iii) general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity), concepts of materiality, reasonableness, good faith and fair dealing, conscionability, general matters of public policy and other similar doctrines affecting the enforceability of agreements generally and the discretion of the court before which any proceeding therefore may be brought, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies and (v) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP